Exhibit 10.17

                       OFFICERS' DEFERRED STOCK UNIT PLAN
                                       OF
                               KEYSPAN CORPORATION



     On April 26, 2001, the Board of Directors of KeySpan Corporation adopted this Officers Deferred Stock Unit Plan (the "Plan") effective May 10, 2001 The terms of the Plan are set forth below.

1.         Purpose of the Plan

     The purpose of the Plan is to provide a method for certain Officers who are employees of KeySpan Corporation (the "Corporation") to acquire an additional proprietary interest in the Corporation and to further align the interests of the Officers with the Corporation's shareholders. It is intended that the Plan will meet the requirements of Rule (b-3) promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the Plan shall be interpreted accordingly.

2.         Definitions

     (a) "Annual Stock Unit" shall mean the number of stock units of KeySpan common stock on an annual basis and deferred under this Plan.

     (b) "Beneficiary" shall mean a person or entity determined to be the Participant's Beneficiary pursuant to Section 9 hereof.

     (c) "Board of Directors" or "Board" shall mean the Board of Directors of KeySpan Corporation.

     (d) "Change of Control" shall mean the occurrence of any of the following events following the Effective Date:

          a. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Parent (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Parent, (B) any acquisition by the Parent, (C) any acquisition by any employee benefit plan (or related trust)

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               sponsored  or  maintained  by  the  Parent  or  any   corporation
               controlled  by  the  Parent  or  (D)  any   acquisition   by  any
               corporation pursuant to a transaction which complies with clauses
               (A) , (B) and (C) of paragraph (iii) below; or

          b. Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          c. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Parent, any employee benefit plan (or related trust) of the Parent or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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          d.   Approval  by  the  shareholders  of  the  Parent  of  a  complete liquidation or dissolution of the Parent.

     (e) "Code" shall mean the Internal Revenue Code of 1986 as amended.

     (f) "Compensation" shall mean the annual cash Award as determined by the Board to be paid to a Participant pursuant to the Officer's Annual Incentive Compensation and Gainsharing Plan.

     (g) "Corporation" or "KeySpan " shall mean KeySpan Corporation , the sponsor of this Plan or its successors or assigns.

     (h) "Effective Date" shall mean May 10, 2001.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Participant" shall mean an Officer who participates in the Officer's Annual Incentive Compensation and Gainsharing Plan and designated by the Board of Directors of KeySpan Corporation, its subsidiaries (or any affiliated corporation which by action of its Board of Directors may adopt and join this Plan on behalf of its eligible officers after the Effective Date).

     (k) "Plan" shall mean this KeySpan Corporation Officers' Deferred Stock Unit Plan

     (l) "Stock Unit Account" shall mean a book account maintained by KeySpan reflecting the stock units of KeySpan common stock credited to the Participant as a result of the deferral of Compensation and any such additional stock units of KeySpan common stock as shall be credited thereto in respect of dividends paid on KeySpan common stock pursuant to Section 5(d).

3.         Participation

     Officers of the Corporation or a subsidiary of the Corporation who participate in the Officer's Annual Incentive Compensation and Gainsharing Plan and designated by the Board shall participate in the Plan as of the Effective Date. All future Officers of the Corporation shall commence participation in the Plan immediately upon becoming an Officer designated by the Board and must file an election in accordance with the requirements of Section 4 within 30 days of such designation.

4.         Form of Elections

     Each Participant shall execute annually an election form for each calendar year in which the Plan is in force. Each election form shall state the percentage by which the Participant's Compensation shall be reduced and shall

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state whether  Participant  elects to receive cash compensation or defer between
10% and 50% of the annual Award to purchase stock units. Elections above 10% must be made in 5% increments.

          (i) The deferral election shall be in the form required by the Corporation and shall be delivered to the Corporation no later than December 31 of the calendar year immediately preceding the calendar year for which the deferral election is made.

5.          Stock Unit Account, and Maintenance of Stock Unit Accounts

     (a) Participant deferred stock units shall be credited to the Stock Unit Account in the name of such Participant on the first business day of the quarter following the quarter in which such deferral has been made. Each stock unit shall be in the form of an unfunded bookkeeping entry and shall represent one full or fractional share of the common stock of the Corporation. No actual shares of common stock or certificates thereof shall be purchased or held under the Plan until distribution is required in accordance with paragraph 6 hereof.

     (b) The number of stock units credited pursuant to this Section shall be determined by utilizing the lower of either (i) the average of the high and low price per share of KeySpan common stock on the first trading day of the calendar quarter or (ii) the average of the high and low price per share of KeySpan common stock on the last trading day of the calendar quarter, in which the contributions are received. Such stock equivalents are to be computed to three decimal places and credited as of the first business day of the quarter following the quarter in which credits shall have occurred.

     (c) Each Participant Award at the time of a deferral will be credited with a 20% match deferral. Such match will be made with additional stock units in the manner determined in (b) above and will be deposited in the Stock Unit Account.

     (d) Each Participant account will be credited as of the dividend date with an amount equivalent to the amount of any dividend payable on KeySpan shares for each stock unit or fraction of an unit in the Participant's Stock Unit Account as of such date ("Dividend Equivalent"). Such Dividend equivalent will be determined by the actual dividend paid from time to time in respect of KeySpan issued and outstanding common stock.

     (e) Dividend Equivalents as described in paragraph (d) above shall be credited to the Participant's Stock Unit Account as of the dividend payment date in the form of as many additional stock units (and any fractions of a unit computed to three decimal points) as could be purchased with such Dividend Equivalents based on the average of the high and low price per share of KeySpan common stock on such dividend payment date or, if no trading occurs on such stock on the dividend payment date, on the trading day immediately succeeding such date.


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     (f) In the event that the number of  outstanding  shares of KeySpan  common
stock   shall  be   changed   by  reason  of  stock   split-ups,   combinations,
recapitalization, mergers, consolidations, spin-offs or the like, the Board shall make such adjustments as it deems appropriate in the number of units credited to the Stock Unit Accounts hereunder.

     (g) At the time of distribution, all stock units will be converted, issued and distributed to Participants as KeySpan Common Stock certificates in accordance with the final election set forth in Paragraph 6 below.

6.         Form and Timing of Distribution

     (a) No distribution shall be made to a Participant hereunder prior to retirement, death, termination of service or Change of Control.

     (b) Upon Retirement, all stock units in the Participant's Stock Unit Account will be distributed in accordance with the Participant's form of election. A Participant may request a distribution of the Stock Unit Account by electing either of the following distribution options (i), (ii) or (iii) below:

          (i)  a  lump  sum   distribution   of  KeySpan  Common  Stock  to  the
               Participant on January 31st of the year following the date of Participant's Retirement

          (ii) deferral of the distribution of the Stock Unit Account for up to 5 years after Retirement. During the additional deferral period, Dividend Equivalents shall be credited to the Stock Unit Account. At the end of the additional deferral period, the Stock Unit Account will be distributed in KeySpan Common Stock on January 31st of the year following the end of the additional deferral period.

          (iii)the Participant may elect to receive distribution of the Stock Unit Account in equal annual installments payable on January 31st of the year following Retirement, commencing either immediately or up to 5 years after Retirement, the number of which shall be specified in writing in accordance with the Participant's election, but in no event shall such number exceed 5. Dividend Equivalents shall be credited on the unpaid Stock Unit Account in accordance with Section 5(d).

               (a) If the Participant dies after distributions hereunder have commenced, the remaining Stock Unit Account will be converted to KeySpan Common Stock and distributed to the Participant's Beneficiary or estate on January 31st of the year following the Participant's Death.



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     The election of the distribution  form must be delivered to the Corporation no later than December 31st of the year prior to Participant's Retirement and the final election form is irrevocable.



               (c) Upon Participant's Death before commencement of benefits, all stock units in the Participant's Stock Unit Account will be converted to KeySpan Common Stock and distributed to the Participant's Beneficiary or estate on January 31st of the year following the Participant's Death.

               (d) Upon Change of Control, all stock units and Dividend Equivalents thereon in the Participant's Stock Unit Account will be converted into cash utilizing the stock price on the last trading day before the Change of Control and such cash balance must be distributed immediately upon the Change of Control.

               (e) Upon termination of employment due to a Participant's Disability, as defined in the KeySpan Management Long Term Disability Plan, the Stock Unit Account will be converted to KeySpan Common Stock and distributed to the Participant on January 31st of the year following the Participant's termination due to such Disability.

               (f) For all other terminations or resignations, all stock units, excluding the aggregate Corporation match and dividend equivalent thereon, in the Participant's Stock Unit Account will be converted to KeySpan Common Stock on the date of such termination or resignation and distributed on January 31st of the year following such resignation or termination. No Corporation match nor Dividend Equivalent thereon will be credited or converted to KeySpan Common Stock if a
                    Participant   terminates   employment   pursuant   to   this
                    paragraph.


7.         Forfeitures

     Each   Participant's   deferrals   hereunder   shall  be   non-forfeitable.
Corporation matches pursuant to paragraph 5c will be forfeited if a Participant terminates for reasons described in paragraph 6f.

8.         Other Benefit Plans

     Deferrals made to the Plan by the Participant will be included in the definition of "Compensation" utilized in the KeySpan Executive Supplemental Pension Plan for calculation of the benefits due under that Plan. Corporation match and Dividend Equivalents are not included in such definition for calculation of benefits under that Plan.



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9.         Beneficiary

     Each Participant shall have the right to designate in writing from time to time a Beneficiary or Beneficiaries by filing a written notice of such designation with the Corporation. In the event a Beneficiary designated by the Participant does not survive the Participant and no successor Beneficiary is selected, or in the event no valid designation has been made, such Participant's Beneficiary shall be such Participant's estate. In the event the Participant's Beneficiary is the Participant's estate, no distribution shall be made unless the Corporation shall have been furnished with such evidence as the Corporation may deem necessary to establish the validity of the distribution and the Corporation may distribute the Stock Unit Account to the Participant's estate without liability for any tax or other consequences which might result or, may take such other action as the Corporation deems to be appropriate.

10.        Counterparts

     Any direction to defer amounts associated with this Plan may be executed in two or more counterparts, any one of which shall be deemed an original without reference to the others.

11.        Termination or Amendment

     The Plan may be terminated at any time by the Board of Directors. The Plan may be amended by the Board of Directors from time to time in any respect; provided, however, except to the extent any amendment is necessary to assure continued exemption under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no such amendment may reduce the amounts accrued to any Participant's Stock Unit Account without the affected Participant's prior written consent.

     Subject to the preceding paragraph, the Board may delegate to the officers of the Corporation the right to amend the Plan for the purposes of clarifying or finalizing the Plan and such amendments shall be effective without further action of the Board.

12.        Claims

     For purposes of handling claims with respect to this Plan, the Corporation is the Plan Administrator. An initial claim for benefits under the Plan must be made by the Participant or his or her Beneficiary in accordance with the terms of the Plan through which the benefits are provided. Not later than 90 days after receipt of such a claim, the Board or its designee will render a written decision on the claim to the Participant of Beneficiary, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Board or its designee shall provide the Participant or the Participant's Beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Board denies the claim of a Participant or the Beneficiary in whole or in part, the Plan Administrator's written notification shall specify, in a manner calculated to be understood by the Participant or Beneficiary, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

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     Should the claim be denied in whole or in part and  should the  Participant or Beneficiary be dissatisfied with the Board's disposition of the Participant or Beneficiary's claim, the Participant or Beneficiary may have a full and fair review of the claim by the Corporation upon written request therefor submitted by the Participant or Beneficiary or the Participant or Beneficiary's duly authorized representative and received by the Corporation within 60 days after
the  Participant  or  Beneficiary   receives  written   notification   that  the
Participant or Beneficiary's claim has been denied. In connection with such review, the Participant or Beneficiary or the Participant or Beneficiary's duly authorized representative shall be entitled to review pertinent documents and submit the Participant or Beneficiary's views as to the issues, in writing. The Corporation shall act to deny or accept the claim within 60 days after receipt of the Participant or Beneficiary's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Corporation shall provide the Participant or Beneficiary with written notification of such extension before the expiration of such initial 60-day period. In all events, the Corporation shall act to deny or accept the claim within 120 days of the receipt of the Participant or Beneficiary's written request for review. The action of the Corporation shall be in the form of a written notice to the Participant or Beneficiary and its contents shall be in the form of a written notice to the Participant or Beneficiary and its contents shall include all of the requirements for action on the original claim. In no event may a Participant or Beneficiary commence legal action for benefits the Participant or Beneficiary believes are due the Participant or Beneficiary until the Participant or Beneficiary has exhausted all of the remedies and procedures afforded the Participant or Beneficiary by this Article 14.

13.   Administration

     a. The right of a Participant or the Participant's Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation, and neither a Participant nor his or her designated Beneficiary shall have any rights in or against any amount credited to any accounts under this Plan or any other assets of the Corporation. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Corporation and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's Beneficiary. The Plan constitutes a mere promise by the Corporation to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     b. The Plan shall be administered by the Board of Directors of the Corporation, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as the Board deems appropriate including the authority to determine eligibility for benefits under the Plan.

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The Board or its designee shall have the duty and  responsibility of maintaining
records,   making  the  requisite   calculations  and  disbursing  the  payments
hereunder. The interpretations, determinations, regulations and calculations of the Board shall be final and binding on all persons and parties concerned.

     c. Expenses of administration shall be paid by the Corporation. The Board of Directors of the Corporation shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Corporation with respect to the Plan.

     d. The Board of  Directors  of the  Corporation  shall  furnish  individual annual statements of accrued benefits to each Participant, or current Beneficiary, in such form as determined by the Board of Directors or as required by law.

     e. The sole right of a Participant or Beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or shall may be entitled to hereunder, and nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Corporation will be sufficient to pay any benefit hereunder. Further, the adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Corporation and any Participant. The Plan shall not affect the right of the Corporation to deal with any Participants in employment respects, including their hiring, discharge, compensation, and conditions of employment.

     f. The Corporation may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that individual is declared incompetent and a conservator or other person illegally charged with that individual's care is appointed. Except as otherwise provided herein, when the Corporation determines that such individual is unable to manage his or her financial affairs, the Corporation may pay such individual's benefits to such conservator, person legally charged with such individual's care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Corporation and the Plain for such individual.

     g. Each Participant shall keep the Corporation informed of his or her current address and the current address of his or her designated Beneficiary. The Corporation shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her Beneficiary had died at the end of such three-year period.

     h. Notwithstanding any provision herein to the contrary, neither the Corporation nor any individual acting as an employee or agent of the Corporation shall be liable to any Participant, former Participant, designated Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Corporation or any such employee or agent of the Corporation.



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     i. All questions pertaining to the construction, validity and effect of the
Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of New York. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.








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